Registration No. 333-75659
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                        POST-EFFECTIVE AMENDMENT NO. 1

                                  ON FORM S-8

                                      TO

                                   FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                               EXXON CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

New Jersey                                              13-5409005
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization)                          Identification Number)

                          5959 Las Colinas Boulevard
                           Irving, Texas 75039-2298
         (Address, Including Zip Code, of Principal Executive Offices)

                             ---------------------

          1995 Mobil Incentive Compensation and Stock Ownership Plan
            1991 Mobil Incentive Compensation and Stock Option Plan 1986 Mobil Incentive Compensation and Stock Option Plan
                Employees Savings Plan of Mobil Oil Corporation


                           (Full Title of the Plans)

                            ----------------------

                              Charles W. Matthews
                               Exxon Corporation
                          5959 Las Colinas Boulevard
                           Irving, Texas 75039-2298
                                (972) 444-1000
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

                             --------------------


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                             PURPOSE OF AMENDMENT



     This Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (Registration No. 333-75659) of Exxon Corporation (the "Registrant") relates to:

                (i) 43,000,000 previously registered shares of common stock of the Registrant reserved for issuance with respect to outstanding awards under the 1995 Mobil Incentive Compensation and Stock Ownership Plan, 1991 Mobil Incentive Compensation and Stock Option Plan, and 1986 Mobil Incentive Compensation and Stock Option Plan, which awards have been assumed by the Registrant pursuant to the Merger Agreement (defined below),

                (ii) 2,000,000 previously registered shares of the Registrant's common stock available for issuance under the Employees Savings Plan of Mobil Oil Corporation (the "Savings Plan", and together with the previously mentioned 1995 plan, 1991 plan and 1986 plan, the "Plans"), and

               (iii) an indeterminate number of Employee Savings Plan interests.

     There are also registered hereunder such additional indeterminate shares of the Registrant's common stock as may be required as a result of a stock split, stock dividend, or similar transaction in accordance with the anti-dilution provisions of the Plans.

     This registration is being made pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of December 1, 1998 among Exxon Corporation, Mobil Corporation and Lion Acquisition Subsidiary Corporation, which provided for the merger of Lion Acquisition Subsidiary Corporation with and into Mobil Corporation.



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                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Certain Documents By Reference

Exxon Corporation ("Exxon") hereby incorporates, or will be deemed to have incorporated, herein by reference the following documents:

(1) The Exxon Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

(2) The Exxon Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1999 and June 30, 1999;

(3) The Exxon Current Reports on Form 8-K filed on December 1, 1998 and May 6, 1999;

(4) Annual Report on Form 11-K of Employees Savings Plan of Mobil Oil Corporation for the fiscal year ended January 31, 1999;

(5) All other reports filed by Exxon pursuant to Section 13(a) or 15(d) of the Exchange Act, since December 31, 1998;

(6) The description of Exxon's capital stock contained in Exxon's Registration Statement on Form S-4 (File No. 333-75659), and any document filed which updates that description; and

(7) All documents filed by Exxon pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.

Item 5.  Interests of Named Experts and Counsel

The validity of the authorization and issuance of the common stock offered hereby has been passed upon by James E. Parsons, Esq., Counsel for Exxon. Mr. Parsons is a full-time employee of Exxon and has various interests in common stock of Exxon.

Item 6.  Indemnification of Officers And Directors

Indemnification. Exxon Corporation does not have any provisions for indemnification of directors or officers in its charter. Article Ten of the By-laws of Exxon provides that Exxon shall indemnify to the full extent permitted by law any director or officer made or threatened to be made a party to any legal action by reason of the fact that such person is or was a director, officer, employee or other corporate agent of Exxon or any subsidiary or served any other enterprise at the request of Exxon against expenses, judgments, fines, penalties, excise taxes and amounts paid in settlement. The New Jersey Business Corporation Act provides for the indemnification of directors and officers under certain conditions.

Insurance. The directors and officers of Exxon are insured under a policy of directors' and officers' liability insurance issued by a wholly-owned subsidiary of Exxon.

Mobil Directors and Officers. The Merger Agreement provides that for seven years after the closing, Exxon will indemnify and hold harmless each person who was a director or officer of Mobil at or prior to the date of the Merger Agreement from their acts or omissions in those capacities occurring prior to the closing to the extent provided under Mobil's charter and by-laws as in effect on December 1, 1998.



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The Merger Agreement also provides that for a period of seven years after the closing, Exxon will provide directors' and officers' liability insurance covering acts or omissions occurring prior to closing by each person covered by Mobil's officers' and directors' liability insurance policy. This insurance policy must be no less favorable than the Mobil policy in effect on December 1, 1998, except that Exxon will only be obligated to pay up to 300% of the annual premium paid by Mobil for such insurance as of December 1, 1998. Exxon will provide this coverage through a policy underwritten by a wholly-owned subsidiary of Exxon.

Item 8.  Exhibits


Exhibit
Number    Description
-------   -----------

 2 Agreement and Plan of Merger dated as of December 1, 1998 among Mobil Corporation, Exxon Corporation and Lion Acquisition Subsidiary Corporation (incorporated by reference to Exhibit 2 to the Registration Statement on Form S-4 (File No. 333-75659) filed on April 5, 1999).

 5.1 Opinion of James E. Parsons, Counsel of Exxon Corporation, regarding the validity of the securities being registered.

10.1 1995 Mobil Incentive Compensation and Stock Ownership Plan (incorporated by reference to the Definitive Proxy Statement of Mobil Corporation filed March 20, 1995).

10.2      1991 Mobil Incentive Compensation and Stock Option Plan
          (incorporated by reference to Exhibit 15 to the Registration Statement on Form S-8 of Mobil Corporation (File No. 33-48887) filed August 10, 1992).

10.3      1986 Mobil Incentive Compensation and Stock Option Plan
          (incorporated by reference to Exhibit 15 to the Registration Statement on Form S-8 of Mobil Corporation (File No. 33-5797) filed May 20, 1986).

23.1(a)   Consent of PricewaterhouseCoopers LLP.

23.1(b)   Consent of Ernst & Young, LLP.

23.2      Consent of James E. Parsons (included in the opinion filed as Exhibit
          5.1 to this Registration Statement).

24 Power of Attorney (incorporated by reference to Exhibit 24 to the Registration Statement on Form S-4 (File No. 333-75659) filed on April 5, 1999).

In lieu of the opinion of counsel concerning compliance with the requirements of ERISA and an IRS determination letter regarding qualification under Section 401 of the Internal Revenue Code, the Registrant undertakes that it will submit or has submitted the Employees Savings Plan of Mobil Oil Corporation and any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.

Item 9.  Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;



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     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on this 28th day of September, 1999.



                                        EXXON CORPORATION
                                        (Registrant)

Date: September 28, 1999                By: /s/ Lee R. Raymond
                                           -------------------------------------
                                           Name:  Lee R. Raymond
                                           Title: Chairman of the Board


                                        EMPLOYEES SAVINGS PLAN OF MOBIL
                                        OIL CORPORATION

                                        By: MOBIL OIL CORPORATION, Administrator


Date: September 28, 1999                By: /s/ R. F. Amrhein
                                           -------------------------------------
                                           Name:  R. F. Amrhein
                                           Title: Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


             Signature                Title                      Date
             ---------                -----                      ----

/s/ Lee R. Raymond
----------------------------    Chairman of the Board         September 28, 1999
(Lee R. Raymond)

           *                    Director                      September 28, 1999
----------------------------
(Michael J. Boskin)

           *                    Director                      September 28, 1999
----------------------------
(Rene Dahan)

           *                    Director                      September 28, 1999
----------------------------
(William T. Esrey)

           *                    Director                      September 28, 1999
----------------------------
(Jess Hay)

           *                    Director                      September 28, 1999
----------------------------
(James R. Houghton)


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             Signature                Title                      Date
             ---------                -----                      ----

           *                    Director                      September 28, 1999
----------------------------
(William R. Howell)

           *                    Director                      September 28, 1999
----------------------------
(Reatha Clark King)

           *                    Director                      September 28, 1999
----------------------------
(Philip E. Lippincott)

           *                    Director                      September 28, 1999
----------------------------
(Harry J. Longwell)

           *                    Director                      September 28, 1999
----------------------------
(Marilyn Carlson Nelson)

           *                    Director                      September 28, 1999
----------------------------
(Walter V. Shipley)

           *                    Director                      September 28, 1999
----------------------------
(Robert E. Wilhelm)

           *                    Treasurer                     September 28, 1999
----------------------------    (Principal Financial
(Frank A. Risch)                (Officer)

           *                    Controller                    September 28, 1999
----------------------------    (Principal Accounting
(Donald D. Humphreys)           Officer)

 /s/ Richard E. Gutman                                        September 28, 1999
----------------------------
(Richard E. Gutman)
Attorney-in-Fact



* An asterisk denotes execution by Richard E. Gutman as Attorney-in-Fact.


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